Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--93, Defined Asset Funds (California, California Intermediate, New Jersey, New York and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 2 to Registration
Statement No. 33-59753 of our opinion dated             , 1997 appearing in the
Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 8, 1997